UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in our current report on Form 8-K filed on October 9, 2008, we anticipated entering into an agreement with EAGLE Golf, its parent, Premier Golf Management, Inc. (“PGMI”) and certain other parties related to resolution of certain issues with those companies. On October 30, 2008, we entered into an Omnibus Lease Resolution Agreement (the “Agreement”). The principal terms of the Agreement are set forth in the 8-K filed October 9, 2008 relating to the events leading up to the execution of the Agreement provided that EAGLE Golf will have until November 29, 2008 to procure an established golf operator or third-party investor willing to acquire or invest in PGMI before we have the right to exercise one of the three options identified in the October 9, 2008 Form 8-K.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include our inability to find satisfactory tenants or negotiate leases with terms similar to those leases between us and EAGLE Golf. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008	CNL LIFESTYLE PROPERTIES, INC.

/s/ Tammie A. Quinlan
Name: Tammie A. Quinlan
Title: Chief Financial Officer and Executive Vice President

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